Exhibit 99.1
Gossamer Bio Announces Second Quarter 2023 Financial Results and Provides Business Update
- Seralutinib Phase 3 PROSERA Study in PAH Patients Expected to Initiate in 3Q23 -
- Additional Data from TORREY Open-Label Extension Expected in 4Q23 or 1Q24 -
- $374 Million in Cash, Cash Equivalents & Marketable Securities, as of June 30, 2023, Pro Forma for Gross Proceeds of $212 Million from a Private Placement Financing in July 2023 -

SAN DIEGO—(BUSINESS WIRE)— August 8, 2023 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension (PAH), today announced its financial results for the second quarter ended June 30, 2023 and provided a business update.

“We are very excited to begin the Phase 3 PROSERA Study, the next step on our journey to make seralutinib available to patients with PAH,” said Faheem Hasnain, Chairman, Co-Founder and CEO of Gossamer Bio. “Seralutinib, as a potentially disease-modifying therapy delivered via convenient dry powder inhaler, has the chance to fundamentally alter the treatment paradigm for this progressive disease. I am so proud of our team’s efforts thus far and share in the enthusiasm for the work ahead.”
Seralutinib (GB002): Inhaled PDGFR, CSF1R and c-KIT Inhibitor for PAH
•In July, Gossamer announced an interim update of its Phase 2 TORREY Study open-label extension (OLE) data and details of the design of the Phase 3 PROSERA Study. A webcast was held on July 25th to discuss this information with global PAH leaders Dr. Ray Benza, Dr. Ardi Ghofrani, and Dr. Jim White. A recording of this webcast is available at https://ir.gossamerbio.com/events-and-presentations/events.
•The Phase 3 PROSERA Study in Functional Class II and III PAH patients is expected to initiate in the third quarter of 2023. The primary endpoint is change in six-minute walk distance (6MWD) from baseline at week 24.
•Gossamer expects to release further TORREY OLE data from the ongoing extension study in PAH patients in the fourth quarter of 2023 or the first quarter of 2024.
Corporate Updates
•    On July 20, the Company announced the sale of 129,869,440 shares of its common stock and accompanying warrants to purchase up to 32,467,360 shares of common stock to new and existing institutional investors and certain directors and executive officers of Gossamer in a private placement, raising approximately $212 million in gross proceeds.

Financial Results for Quarter Ended June 30, 2023
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of June 30, 2023, were $162.1 million. The Company expects the combination of current cash, cash equivalents and marketable securities, inclusive of the proceeds from the July private placement, will be sufficient to fund its operating and capital expenditures into the first half of 2026.
•Research and Development (R&D) Expenses: For the quarter ended June 30, 2023, R&D expenses were $36.3 million, compared to $42.6 million for the same period in 2022, for a decrease of $6.3 million, which was primarily attributable to a decrease of $9.5 million of costs associated with preclinical studies and clinical trials for other programs and a decrease of $5.7 million of costs associated with preclinical studies and clinical trials for GB5121, offset by an increase of $8.9 million of costs associated with preclinical studies and clinical trials for seralutinib.
•General and Administrative (G&A) Expenses: For the quarter ended June 30, 2023, G&A expenses were $10.0 million, compared to $11.3 million for the same period in 2022.
•Net Loss: Net loss for the quarter ended June 30, 2023, was $42.5 million, or $0.45 per share, compared to a net loss of $56.5 million, or $0.74 per share, for the same period in 2022.

About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on the development and commercialization of seralutinib for the treatment of pulmonary arterial hypertension. Its goal is to be an industry leader in, and to enhance the lives of patients suffering from, pulmonary hypertension.
Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of initiation and enrollment of clinical trials for seralutinib, including the expected initiation of a Phase 3 clinical program for seralutinib; expectations on the timing of data readouts from our clinical studies, including our Phase 2 open-label extension trial of for seralutinib; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for seralutinib; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of seralutinib that may limit their development, regulatory approval and/or commercialization, or may result in clinical holds, recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for seralutinib; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may adversely affect our business and financial condition and the broader economy and biotechnology industry; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
Operating expenses:
Research and development	$36,309	$42,580	$74,104	$84,902
In process research and development	15	15	30	35
General and administrative	9,976	11,277	20,108	23,278
Total operating expenses	46,300	53,872	94,242	108,215
Loss from operations	(46,300)	(53,872)	(94,242)	(108,215)
Other income (expense), net
Interest income	695	300	1,282	524
Interest expense	(3,429)	(3,481)	(6,929)	(6,948)
Other income, net	6,538	587	8,228	388
Total other income (expense), net	3,804	(2,594)	2,581	(6,036)
Net loss	$(42,496)	$(56,466)	$(91,661)	$(114,251)
Net loss per share, basic and diluted	$(0.45)	$(0.74)	$(0.96)	$(1.50)
Weighted average common shares outstanding, basic and diluted	95,446,929	76,668,162	95,160,204	76,283,564

Condensed Consolidated Balance Sheet
(in thousands)

BALANCE SHEET DATA:	June 30, 2023	December 31, 2022
	(unaudited)
Cash, cash equivalents, and marketable securities	$162,126	$255,678
Working capital	133,236	212,650
Total assets	181,746	272,450
Total liabilities	244,546	260,373
Accumulated deficit	(1,123,884)	(1,032,223)
Total stockholders' equity (deficit)	(62,800)	12,077

For Investors and Media:
Bryan Giraudo, Chief Operating Officer and Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com